UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest reported event):      March 3, 2009

Commission File No. 001-33399

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COMVERGE, INC.

(Exact name of registrant as specified in its charter)

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     DELAWARE     22-3543611
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or organization)

120 Eagle Rock Avenue, Suite 190
East Hanover, New Jersey 07936
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
          Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Vice President - Controller

On March 3, 2009, Comverge, Inc. (the “Company”) appointed John Waterworth, age 31, as Vice President – Controller of the Company. Mr. Waterworth has been serving as Controller of the Company since July 2006. Prior to joining the Company, Mr. Waterworth served as a member of the audit services group of KPMG, LLP. As Vice President - Controller, Mr. Waterworth will also assume responsibility for financial reporting and internal controls for the Company. Mr. Waterworth, who is a certified public accountant, earned his Bachelor’s and Master’s degrees in accounting from the University of Georgia. He is also a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants. Mr. Waterworth was also appointed as an executive officer of the Company for purposes of Section 16 of the Securities Exchange Act of 1934.

There are no other arrangements or understandings between Mr. Waterworth and any other persons pursuant to which he was selected as an officer. There are no relationships between Mr. Waterworth and Comverge or any of Comverge’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Annual Bonuses for Fiscal Year Ended December 31, 2008

On March 3, 2009, the Compensation Committee of the Board of Directors of Comverge, Inc. (the “Company) approved annual cash bonuses and incentive equity awards with respect to Comverge's fiscal year ended December 31, 2008. The recipients of these annual bonuses included the named executive officers set forth below for Comverge's fiscal year ended December 31, 2008. Although no longer an officer of Comverge, Mr. Musser served as President of Enerwise Global Technologies, Inc., a wholly owned subsidiary of the Company, through September 30, 2008, and continued to work with Comverge as a consultant through December 31, 2008.
After reviewing Comverge's financial performance for fiscal 2008 and evaluating the annual bonus targets previously established for Comverge's management by the committee, the Compensation Committee approved annual bonuses for Comverge's fiscal year ended December 31, 2008, to various members of Comverge's management, including the named executive officers in the amounts set forth opposite such individual's name below. The annual bonuses included payments of cash, grants of restricted stock and grants of stock options.

Named Executive Officers	Position	Annual Cash Bonus	Restricted Stock Award ( Shares )	Stock Option Award ( Shares )
Robert M. Chiste	Chairman of the Board, Chief Executive Officer and President	$90,000	27,000	162,000
Michael D. Picchi	Chief Financial Officer and Executive Vice President	$31,500	7,119	42,714
Frank A. Magnotti	President, Clean Energy Solutions Group	$47,050[1]	7,628	45,765
Edward J. Myszka	Chief Operating Officer, Clean Energy Solutions Group	$30,938	6,992	41,951
Matthew H. Smith	Vice President and General Counsel	$13,875	3,108	18,648
Dean Musser	Former President of Enerwise Global Technologies, Inc.	$30,938	-	-

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1

Includes $7,350 paid to executive as one-half of his payment for VPC megawatts added in fiscal 2008, pursuant to the terms of his employment agreement. The second-half of the payment will be made in fiscal 2009.

Each of the shares of restricted stock is initially subject to a repurchase right in favor of Comverge. With continued service to Comverge, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 3, 2012.

The exercise price of the stock options was set at $4.30 per share, which equals the closing price of Comverge's common stock traded on Nasdaq Global Market on March 3, 2009. With continued service to Comverge, all of the option shares set forth above shall vest and become exercisable in a series of sixteen successive quarterly installments, with the first installment vesting on June 3, 2009, and the final installment vesting on March 3, 2013. Each option award has a term of seven years from the date of grant.

2009 Executive Bonus Plan

On March 3, 2009, the Compensation Committee of the Board of Directors of Comverge, Inc. approved the 2009 bonus plan for Comverge's executive management. Consistent with the 2008 bonus plan, the 2009 bonus plan is intended to create financial incentives for the participants to perform their jobs with the objective of increasing stockholder value. The 2009 bonus plan consists of a cash bonus award and a long-term incentive equity award. Participants in the 2009 bonus plan include the following individuals (the "Officers"):

•	Robert M. Chiste, Chairman of the Board, Chief Executive Officer and President;

•	Frank A. Magnotti, President, Clean Energy Solutions Group;

•	Edward J. Myszka, Chief Operating Officer, Clean Energy Solutions Group;

•	Michael D. Picchi, Chief Financial Officer and Executive Vice President; and

•	Matthew H. Smith, Vice President and General Counsel.

Messrs. Chiste, Magnotti, Myszka, Picchi and Smith are each a named executive officer for Comverge's fiscal year ended December 31, 2008.

Bonus targets are calculated as a percentage of a participant's base salary and provide a range of potential payments based on performance levels that begin with no bonus below a threshold performance level, a target level and a maximum level. Awards under the 2009 bonus plan will be made based on the achievement of defined financial targets and specific non-financial objectives established for each participant. The targets for each participant in the 2009 bonus plan consist of (i) net increase in megawatts in open market programs, (ii) net increase in megawatts under long-term contracts, (iii) net increase in future revenue under contract and (iv) adjusted earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense.

The aggregate cash payments under the 2009 plan to the Officers range from $387,500 if each of the Officers achieve his respective threshold performance levels to a maximum of $1,550,000 if each of the Officers achieves the maximum level of his respective performance levels. The value of the awards under the long-term equity incentive portion of the 2009 bonus plan are also based on achieving the same performance levels. The following table summarizes, for each Officer, the value of potential long-term equity awards under the 2009 bonus plan.

Cash Value of Potential Long-term Equity Bonus
Officer	Title	Threshold	Target	Maximum
Robert M. Chiste	Chief Executive Officer, President and Chairman of the Board	$900,000*	$1,200,000*	$1,500,000*
Frank A. Magnotti	President, Clean Energy Solutions Group	$282,500*	$375,000*	$470,000*
Edward J. Myszka	Chief Operating officer, Clean Energy Solutions Group	$282,500*	$375,000*	$470,000*
Michael D. Picchi	Executive Vice President and Chief Financial Officer	$271,200*	$360,000*	$451,200*
Matthew H. Smith	Vice President and General Counsel	$237,300*	$315,000*	$394,800*

* The dollar amount shown represents the cash value of the equity portion of the 2009 bonus plan with respect to the individuals shown. Equity awards under the 2009 bonus plan will be granted in the form of options and restricted stock in the manner summarized in the paragraph following this table and the number of options or shares, as applicable, will be determined based on the then-current per share price for our common stock.

The Compensation Committee will determine the actual amount of bonus earned by each of the 2009 bonus plan participants after December 31, 2009, following Comverge's preparation of its financial statements for fiscal 2009 and the completion of the audit of those financial statements by Comverge's independent registered public accounting firm. Any equity award under the 2009 bonus plan will be based on the volume weighted average share price over the period January 1, 2010 through the date of the March compensation committee meeting in 2010. The issuance of the long-term equity awards will also contain a ceiling share price and a limit on the maximum number of awards that may be issued. This will allow the Company to preserve the equity pool and will provide an incentive for the officers to achieve greater equity awards if the Company’s stock price increases. The restricted stock would be valued using the volume weighted average share price and the options would be valued at 50% of the value of the restricted stock. All options issued will have an exercise price equal to the fair market value on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi
Name: Michael Picchi
Title: Chief Financial Officer

Dated: March 9, 2009